Exhibit 5.5

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

April 15, 2016

Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, North Carolina 27105

Ladies and Gentlemen:

We have acted as counsel to Hanesbrands Inc., a Maryland corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (the “Registration Statement”) initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on December 18, 2013. The Amendment relates to the offering from time to time of guarantees (the “Guarantees”) by the subsidiary guarantors listed on Exhibit A hereto (the “Guarantors”) of debt securities (the “Debt Securities”) of the Company. The Debt Securities and the Guarantees are to be issued from time to time pursuant to an indenture (as amended and supplemented, the “Indenture”) between the Company, the Guarantors and Branch Banking and Trust Company, as trustee (the “Trustee”).

In our capacity as such counsel, we have examined the Indenture. We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials. As to certain matters of fact material to this opinion, we have relied, without independent verification, upon certificates of certain officers of the Company and the Guarantors.

Based upon the foregoing, and subject to the other limitations and qualifications set forth herein, we are of the opinion that (i) when the definitive terms and provisions of the Guarantees and the related Debt Securities have been duly authorized and established, (ii) when a supplemental indenture providing for the Guarantees and the related Debt Securities has been duly executed and delivered by the Company, the Guarantors and the Trustee, (iii) when the Guarantees and the related Debt Securities have been duly executed and delivered by the Company and the Guarantors, as applicable, and authenticated by the Trustee in accordance with the Indenture and (iv) when the Debt Securities have been paid for by the purchasers thereof, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

Hanesbrands Inc.
April 15, 2016

The opinions expressed herein are limited in all respects to the laws of the State of New York and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company and the Guarantors in connection with the matters addressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Amendment.

Very truly yours,

/s/ King & Spalding LLP

Hanesbrands Inc.
April 15, 2016

Exhibit A

Event 1 LLC

CC Products LLC

GearCo LLC

GFSI Holdings LLC

GFSI LLC

Knights Apparel LLC

Knights Holdco LLC